Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-54479 on Form S-8 of our report dated April 28, 2008, relating to the 2007 financial statements of MAXXAM Inc. (which report includes an explanatory paragraph regarding the ability of MAXXAM Inc. and subsidiaries to continue as a going concern) appearing in this Annual Report on Form 10-K of MAXXAM Inc. for the year ended December 31, 2008.

Deloitte & Touche LLP

Houston, Texas

March 30, 2009